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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2001

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File Number)	94-3038428 (IRS Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 548-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters.

    On February 12, 2001, Finisar Corporation entered into an agreement with ONI Systems Corp., a Delaware corporation, whereby ONI Systems will acquire certain technology and other assets associated with Finisar's Opticity product line for $30 million in cash and $20 million in shares of common stock of ONI Systems, calculated based on the average price of the common stock for the ten trading days prior to closing. A cash payment of $5 million will be made at the closing and additional cash payments totaling $25 million will be made upon the timely completion of certain mutually agreed deliverables, due after the transaction closes. The transaction is expected to close during the first calendar quarter of 2001. ONI Systems granted piggyback and Form S-3 registration rights to Finisar for the shares issued in connection with the transaction. Attached as an exhibit is a press release announcing the transaction.

Item 7. Financial Statements and Exhibits.

    (c) Exhibits.

Exhibit No.	Description
99.4	Press release dated February 13, 2001 announcing the agreements between Finisar Corporation and ONI Systems Corp.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISAR CORPORATION
Date: February 15, 2001	By:	/s/ STEPHEN K. WORKMAN Stephen K. Workman Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.4	Press Release dated February 13, 2001 announcing the agreements between Finisar Corporation and ONI Systems Corp.

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SIGNATURES
EXHIBIT INDEX